EXHIBIT INDEX


Exhibit No.


d.(xix)    Form of Amendment Number 7 to Investment Management Agreement

d.(xx)     Form of Amendment Number 2 to Investment Services Agreement

e.(x)      Form of Amendment Number 7 to Principal Underwriting Agreement

g.(xix)    Form of Letter Amendment to Custodian Agreement

h.(ii)     Form of Amendment Number 1 to Transfer Agency and Service Agreement

q.         Power of Attorney